UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 12, 2010

TROPICANA ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53831	27-0540158
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Howard Hughes Parkway, 4th Floor, Las Vegas, Nevada 89169
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (702) 589-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 12, 2010, the management and the Audit Committee of the Board of Directors of Tropicana Entertainment Inc. (the “Company”), in consultation with Grant Thornton LLP, the Company’s recently appointed independent registered public accounting firm, concluded that the Company’s interim financial statements as of March 31, 2010 and for the period from March 8, 2010 through March 31, 2010 (the “Successor Period”) should no longer be relied upon and will be restated.  Accordingly, the financial statements in the Company’s Form 10-Q for the period ended March 31, 2010 should no longer be relied upon and will be restated.

In connection with the preparation of the Company’s Form 10-Q for the period ended June 30, 2010, the Company determined that the original accounting for the acquisition of Tropicana Casino and Resort, Atlantic City (“Tropicana AC”) contained an error that improperly resulted in a “gain on bargain purchase” that should not have been reported.

As a result of identifying the error, the Company will restate its financial statements as of March 31, 2010 and for the Successor Period to adjust the fair value of the consideration transferred in the acquisition of Tropicana AC to the fair value as of March 8, 2010, the acquisition date.  This adjustment resulted in the elimination of the “gain on bargain purchase” of $48.6 million in the Successor Period as previously reported and the recognition of goodwill of $33.5 million as of the acquisition date.

The Company expects to amend its Form 10-Q for the period ended March 31, 2010 to reflect the restatement as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TROPICANA ENTERTAINMENT INC.

Date: August 17, 2010

	By:	/s/ SCOTT C. BUTERA
	Name:	Scott C. Butera
	Title:	President and Chief Executive Officer